                                                                     EXHIBIT 3.1


                      NETWORK EQUIPMENT TECHNOLOGIES, INC.
                                    BY-LAWS

                      NETWORK EQUIPMENT TECHNOLOGIES, INC.
                                     BY-LAWS

                                TABLE OF CONTENTS

ARTICLE I . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
    OFFICES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE II  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
    MEETING OF STOCKHOLDERS   . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE III . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
    DIRECTORS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         MEETINGS OF THE BOARD OF DIRECTORS . . . . . . . . . . . . . . .   7
         COMMITTEES OF DIRECTORS  . . . . . . . . . . . . . . . . . . . .   9
         COMPENSATION OF DIRECTORS  . . . . . . . . . . . . . . . . . . .  10
         REMOVAL OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE IV  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
    NOTICES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE V . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE VI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
    CERTIFICATE OF STOCK  . . . . . . . . . . . . . . . . . . . . . . . .  15
    LOST CERTIFICATES   . . . . . . . . . . . . . . . . . . . . . . . . .  16
    TRANSFER OF STOCK   . . . . . . . . . . . . . . . . . . . . . . . . .  17
    FIXING RECORD DATE  . . . . . . . . . . . . . . . . . . . . . . . . .  17
    REGISTERED STOCKHOLDERS   . . . . . . . . . . . . . . . . . . . . . .

ARTICLE VII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
    GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . .  18
         DIVIDENDS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         CHECKS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         FISCAL YEAR  . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SEAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         INDEMNIFICATION OF OFFICERS, DIRECTORS
         AND OTHERS . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE VIII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
    AMENDMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23


N.E.T. BY-LAWS                         1               AS AMENDED AUGUST 8, 1995

                                   BY-LAWS OF
                      NETWORK EQUIPMENT TECHNOLOGIES, INC.

                                    ARTICLE I

                                     OFFICES

                 Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

                 Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                             MEETING OF STOCKHOLDERS

                 Section 1. All meetings of the stockholders for the election of directors shall be held in the City of Redwood City, State of California, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                 Section 2. Annual meetings of stockholders shall be held on the second Tuesday in August if not a legal holiday, and, if a legal holiday, then on the next secular day following, at 10:00 a.m., or such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which the stockholders shall elect members of the Board of


N.E.T. BY-LAWS                         2               AS AMENDED AUGUST 8, 1995

Directors to succeed those whose terms expire and shall transact such other business as may properly be brought before the meeting. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation at least sixty (60) days prior to the meeting; provided, however, that in the event that less than sixty
(60) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (1Oth) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) such other information regarding the item of business to be proposed by such stockholder as would be required to be disclosed in solicitations for proxies to approve such proposed business pursuant to Schedule 14A under the Securities Exchange Act of 1934, as amended, (iii) the name and record address of the stockholder proposing such


N.E.T. BY-LAWS                         3               AS AMENDED AUGUST 8, 1995
business, (iv) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (v) any material interest of the stockholder in such business.

                 No business shall be conducted at the annual meeting except in accordance with the procedure set forth in this Section 2 of Article II.

                 The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2 of
Article II, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                 Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

                 Section 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and


N.E.T. BY-LAWS                         4               AS AMENDED AUGUST 8, 1995
place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                 Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chief executive officer and shall be called by the chief executive officer or secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

                 Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty
(60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

                 Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

                 Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business


N.E.T. BY-LAWS                         5               AS AMENDED AUGUST 8, 1995
may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                 Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting unless the question is one upon which, by express provision of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

                 Section 10. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder but no proxy shall be voted on after three years from its date unless the proxy provides for a longer period.

                                   ARTICLE III

                                    DIRECTORS

                 Section 1. The number of directors which shall constitute the whole board shall not be less than five (5) nor more than eight
(8). Within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his or her successor is elected and qualified. Directors need not be stockholders. Section 1 of this


N.E.T. BY-LAWS                         6               AS AMENDED AUGUST 8, 1995

Article III may only be amended as set forth in Article VI of the Corporation's Certificate of Incorporation.

                 Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by two-thirds (2/3) of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

                 Section 3. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not proscribed by statute or by the certificate of incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

                 Section 4. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

                 Section 5. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of


N.E.T. BY-LAWS                         7               AS AMENDED AUGUST 8, 1995

Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or as shall be specified in a written waiver signed by all of the directors.

                 Section 6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

                 Section 7. Special meetings of the Board may be called by the chief executive officer on four (4) days' notice to each director by mail or forty-eight (48) hours notice to each director either personally, via overnight courier service, or by facsimile; special meetings shall be called by the chief executive officer or secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director, in which case special meetings shall be called by the chief executive officer or secretary in like manner and on like notice on the written request of the sole director.

                 Section 8. At all meetings of the Board, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.


N.E.T. BY-LAWS                         8               AS AMENDED AUGUST 8, 1995

                 Section 9. Unless otherwise restricted by the certificate of incorporation or these By-Laws any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                 Section 10. Unless otherwise restricted by the certificate of incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                             COMMITTEES OF DIRECTORS

                 Section 11. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee.

                 In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she, or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

N.E.T. BY-LAWS                         9               AS AMENDED AUGUST 8, 1995

                 Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the powers or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution or the certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

                 Section 12. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                            COMPENSATION OF DIRECTORS

                 Section 13. Unless otherwise restricted by the certificate of incorporation or these By-Laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation


N.E.T. BY-LAWS                         10              AS AMENDED AUGUST 8, 1995
therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                              REMOVAL OF DIRECTORS

                 Section 14. Unless otherwise restricted by the certificate of incorporation or these By-Laws, any director or the entire Board of Directors may be removed with cause by the holders of a majority of shares entitled to vote at an election of directors.

                                   ARTICLE IV

                                     NOTICES

                 Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these ByLaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors, institutional stockholders and affiliates may also be given via overnight courier service or facsimile.

                 Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


N.E.T. BY-LAWS                         11              AS AMENDED AUGUST 8, 1995

                                    ARTICLE V

                 Section 1. Generally. The officers of the Corporation shall consist of a Chairman of the Board or a Chief Executive Officer or both, one or more Vice Presidents, a Secretary, a Chief Financial Officer or a Treasurer or both and such other officers, including one or more assistant secretaries and assistant treasurers, as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. The Chairman of the Board shall be a member of the Board of Directors. Any number of offices may be held by the same person.

                 Section 2. Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present. He or she shall have and may exercise such powers as are, from time to time assigned to his or her by the Board and as may be provided by law. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present. He or she shall have and may exercise such powers as are, from time to time, assigned to his or her by the Board and as may be provided by law.

                 Section 3. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation. Subject to the provisions of these by-laws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which


N.E.T. BY-LAWS                         12              AS AMENDED AUGUST 8, 1995
are delegated to him or her by the Board of Directors. The Chief Executive Officer shall be responsible for all resolutions, orders, and directives of the Board of Directors being carried into effect and may sign and execute, in the name of the Corporation, all stock certificates, deeds, mortgages, bonds, contracts and other instruments, and shall have general supervision and direction of all of the other officers, employees, and agents of the Corporation.

                 Section 4. Vice President. One or more Vice Presidents shall be designated by the Board to perform the duties and exercise the powers of the Chief Executive Officer in the event of the Chief Executive Officer's absence or disability. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, the bylaws, or the Chief Executive Officer.

                 Section 5. Chief Financial Officer. The Chief Financial Officer shall control, audit, and arrange the financial affairs of the Corporation and shall keep and maintain adequate and correct accounts of the Corporation's properties and business transactions and prepare and deliver such financial reports and statements as may be requested by the Board of Directors or as may be required by law and in general shall perform all the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned by the Board of Directors. The Chief Financial Officer shall also be responsible for all functions and duties of the treasurer of the Corporation, except if and to the extent responsibility for such functions and/or duties is assigned to a separate officer designated by the Board of Directors as the Treasurer of the Corporation. It shall be the duty of the Assistant Treasurers to assist the Chief Financial Officer, and the Treasurer, if any, in the performance of their duties and to perform such other duties


N.E.T. BY-LAWS                         13              AS AMENDED AUGUST 8, 1995
as from time to time as may be assigned by the Board of Directors.

                 Section 6. Secretary. The Secretary shall issue all authorized notices for all meetings of the stockholders and the Board of Directors. The Secretary shall keep minutes of all meetings of the stockholders and the Board of Directors. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof. The Secretary shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe. It shall be the duty of the Assistant Secretaries to assist the Secretary in the performance of his or her duties. In addition, the Chief Executive Officer may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

                 Section 7. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

                 Section 8. Removal. Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

                 Section 9. Unless otherwise directed by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer or any officer of the Corporation


N.E.T. BY-LAWS                         14              AS AMENDED AUGUST 8, 1995
authorized by the Chairman of the Board or the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders with respect to any action of stockholders of any other Corporation which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other Corporation.

                                   ARTICLE VI

                              CERTIFICATE OF STOCK

                 Section 1. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors, or the chief executive officer or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by his or her in the Corporation.

                 Certificates may be issued for partly paid shares and, in such case, upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be specified.

                 If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation


N.E.T. BY-LAWS                         15              AS AMENDED AUGUST 8, 1995

Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

                 Section 2. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

                 Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may


N.E.T. BY-LAWS                         16              AS AMENDED AUGUST 8, 1995
be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                TRANSFER OF STOCK

                 Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE

                 Section 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

                 Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner and to hold liable for calls and


N.E.T. BY-LAWS                         17              AS AMENDED AUGUST 8, 1995
assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VII

                               GENERAL PROVISIONS

                                    DIVIDENDS

                 Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meetings, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

                 Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

                 Section 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.


N.E.T. BY-LAWS                         18              AS AMENDED AUGUST 8, 1995

                                   FISCAL YEAR

                 Section 4. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                      SEAL

                 Section 5. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

         (a) Indemnification in Actions Other Than Those Brought by the Corporation. The corporation shall indemnify and hold harmless, to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding. Except as provided in


N.E.T. BY-LAWS                         19              AS AMENDED AUGUST 8, 1995
paragraph (d) of this Section 6, the corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

         (b) Indemnification in Actions Brought By or on Behalf of the Corporation. The corporation shall indemnify and hold harmless, to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit.

         (c) Expenses; Prepayment. The corporation shall pay the expenses (including attorneys' fees) incurred by a director or officer who has been successful on the merits or otherwise in defending any action, suit or proceeding referenced in paragraphs (a) and (b) of this Section 6 and shall pay such expenses in advance of the final disposition of such matter upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

         (d) Indemnification Procedure; Claims. Any indemnification under paragraphs (a) and (b) of this Section


N.E.T. BY-LAWS                         20              AS AMENDED AUGUST 8, 1995

6 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or office is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs (a) and (b). If a claim for indemnification or payment of expenses under Section 6 of this Article is not paid in full within sixty days after a written claim therefor has been received by the corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.

         (e) Indemnification of Others. The Board of Directors, in its discretion, shall have the power on behalf of the corporation to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he or she, or his or her testator or intestate, is or was an employee or agent of the corporation and to pay the expenses incurred by any such person in defending such action, suit or proceeding in advance of its final disposition.

         (f) Non-exclusivity of Rights. The indemnification and advancement of expenses provided by or granted pursuant to Section 6 of this
Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders, or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

         (g) Other Indemnification. The corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or


N.E.T. BY-LAWS                         21              AS AMENDED AUGUST 8, 1995
agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

         (h) Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation against any liability asserted against him or her and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Section 6.

         (i)     Successor Entities. For purposes of Section 6 of this
Article VII, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued would have had power and authority to indemnify its directors, officers, employees and agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation shall stand in the same position under the provisions of this Section 6 of Article VII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.


N.E.T. BY-LAWS                         22              AS AMENDED AUGUST 8, 1995

         (j) Survival of Rights; Amendment or Repeal. The indemnification and advancement of expenses provided by, or granted pursuant to this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of the foregoing provisions of
Section 6 of this Article VII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                  ARTICLE VIII

                                   AMENDMENTS

                 Section 1. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the Board of Directors pursuant to the provisions of the certificate of incorporation at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such special meeting.

                                       END


N.E.T. BY-LAWS                         23              AS AMENDED AUGUST 8, 1995